EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment to Annual Report of Vyteris, Inc. (the “Company”) on Amendment No. 2 to Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Joseph N. Himy, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 12, 2010

/s/ Joseph N. Himy
Joseph N. Himy
Chief Financial Officer and
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.